EXHIBIT 32.1
CERTIFICATION
PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-QSB/A for the period ended September 30, 2007 (the “Report”) of Cardio Vascular Medical Device Corp. (the “Registrant”), as filed with the Securities and Exchange Commission on the date hereof, we, Benny Gaber, the President and Director of the Registrant, and Lavi Krasner, the Treasurer, Secretary and Director of the Registrant, hereby certify, to the best of each of our knowledge, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date:  December 26, 2007

CARDIO VASCULAR MEDICAL DEVICE CORP.

By:	/s/ Benny Gaber
Name:	Benny Gaber
Title:	President and Director
(Principal Executive Officer)

By:	/s/ Lavi Krasney
Name:	Lavi Krasney
Title:	Treasurer, Secretary, and Director (Principal Financial and Accounting Officer)

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.